UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2017

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37729	36-4829580
(Commission File Number)	(IRS Employer Identification No.)

191 North Wacker Drive, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 22, 2017, LSC Communications, Inc. (the “Company”) issued a press release announcing the pricing of the previously-announced offering of 6,242,802 shares of its common stock at a public offering price of $20.25 per share. The shares have been offered by R. R. Donnelley & Sons Company, a stockholder of the Company. The Company has also granted the underwriters a 30-day option to purchase up to an additional 936,420 shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions. A registration statement on Form S-1 relating to the Company’s common stock (File No. 333-216517) has been filed with, and declared effective by, the Securities and Exchange Commission. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholder. The offering is expected to close on March 28, 2017, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K is being furnished pursuant to Item 7.01, and the information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of LSC Communications, Inc. dated March 22, 2017 announcing the pricing of the secondary common stock offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

LSC COMMUNICATIONS, INC.

Date: March 22, 2017	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of LSC Communications, Inc. dated March 22, 2017 announcing the pricing of the secondary common stock offering.